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                                                                    EXHIBIT 24.2


                          CERTIFICATE OF RESOLUTION


        Barbara J. LaVerdi, being the Assistant Secretary of Frontier Corporation (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of Frontier Corporation at a meeting in Williamsburg, Virginia on September 18, 1995, and that the same are still in full force and effect as of the date of this Certificate of Resolution.

        RESOLVED: That the Board of Directors of this Corporation hereby determines that it would be in the best interests of the Corporation to provide for the ability to obtain financing in an amount not to exceed $500 million through the sale to the public (the "Public Offering") of shares of Common Stock, shares of Preferred Stock, debt securities and/or warrants exercisable for shares of Common Stock (collectively, the "Securities") in such amounts, at such prices, and upon such terms and conditions as shall hereafter be approved by this Board or the Executive Committee hereof; and it is

        FURTHER RESOLVED: That this Board hereby authorizes the preparation of a registration statement or registration statements on Form S-3, or such other forms as shall then be deemed appropriate to be filed for registration (the "Registration Statement"), or exemption from registration, under the Securities Act of 1933, as amended, to register the Securities for the Public Offering with the Securities and Exchange Commission (the "Commission") and such other regulatory bodies as required and, as soon as a majority of the members of the Board of Directors of this Corporation has executed the necessary signature pages to the Registration Statement, this Board hereby authorizes and directs the appropriate officers of this Corporation to execute on behalf of this Corporation, and to file with the Commission, the Registration Statement, or exemptions from registration, and any amendments, including post-effective amendments to the Registration Statement and supplements to the prospectus contained therein, and to do all such other acts and things as they, in their discretion and with advice of counsel, shall deem necessary or desirable in connection with the foregoing registration, or exemption therefrom, including expending funds of this Corporation; and it is

        FURTHER RESOLVED: That each officer and director of this Corporation who may be required or permitted to execute the Registration Statement or any amendment thereto be and he/she hereby is authorized to execute a power of attorney appointing Ronald L. Bittner, Louis L. Massaro, Marvin C. Moses and Josephine S. Trubek, and each of them severally, his/her true and lawful attorneys or attorney to execute in his/her name, place and stead in any such

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        capacity the Registration Statement and any and all amendments and supplements thereto, and to file the same with the Commission, each of said attorneys to have power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the said officers and directors every act whatsoever necessary or advisable to be done as fully as, and to do to the same extent that, each officer or director might or could do in person; and it is

        FURTHER RESOLVED: That Helen A. Zamboni is hereby designated and appointed as the agent of this Corporation for the receipt of notices or communications from the Commission with respect to the Registration Statement, with all the powers set forth in the rules and regulations of the Commission under the Act; and it is

        FURTHER RESOLVED: That this Board hereby authorizes and directs the appropriate officers of this Corporation to prepare, execute and file an application for listing such Securities as may be desired to be listed with, and to cause such Securities to be admitted to trading on the New York Stock Exchange when and if such Securities are issued; and it is

        FURTHER RESOLVED: That this Board hereby authorizes and directs the appropriate officers of this Corporation to prepare, execute and file all necessary applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process and any other document necessary to qualify the Securities for issue and sale, or exempt it from registration, in each and every state of the United States of America in which any such registration is required; and it is

        FURTHER RESOLVED: That this Board hereby delegates to this Corporation's Chief Executive Officer and to its Chief Financial Officer, jointly and severally, full authority to designate such underwriters, agents and/or trustees as they in their sole discretion shall deem necessary or appropriate at the time of any of the Public Offerings contemplated by these resolutions; and it is

        FURTHER RESOLVED:  That the appropriate officers of the
        Corporation, in their capacity as such and in their capacity as officers and directors of any and all entities which the Corporation controls, be, and each of them is, authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation and the
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        entities which it controls, or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions.

        IN WITNESS WHEREOF, the undersigned hereby so certifies under penalties of perjury, this 15th day of November, 1995.




                                                          Barbara J. LaVerdi
                                                         --------------------
                                                          Barbara J. LaVerdi
                                                          Assistant Secretary